Exhibit (j) under Form N-1A
                                          Exhibit 11 under Item 601/Reg.S-K




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-16157 on Form N-1A of our report dated March 9, 2001 relating to the financial statements of WesMark Funds (the "Trust") (including: WesMark Small Company Growth Fund, WesMark Growth Fund, WesMark Balanced Fund, WesMark Bond Fund and WesMark West Virginia Municipal Bond Fund) appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP


Boston, Massachusetts
May 31, 2001